EXHIBIT 1.1







                         [_________________ Debentures]

                           FAMILY BARGAIN CORPORATION

                   [____% Convertible Subordinated Debentures]

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                               [         , 1996]


Rodman & Renshaw, Inc.
[As Representative of the several
  Underwriters named in Schedule I
120 South LaSalle Street
Chicago, Illinois 60603]


Dear Sirs:

          The undersigned, Family Bargain Corporation, a Delaware corporation (the "Corporation"), hereby confirms its agreement with you and the other underwriters named in Schedule I (you and the other underwriters collectively being the "Underwriters") as follows:

          1.   Introductory.  The Corporation proposes to issue and sell to the
Underwriters [principal amount of [   %] Convertible Subordinated Debentures due
[        ] (the "Debentures") pursuant to an indenture dated [       ], 1996
(the "Indenture") between the Corporation and IBJ Schroder Bank & Trust Company, as trustee (the "Trustee").]

          2. Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with, the several Underwriters that:

               (a) The Corporation has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-2 (Registration
No. [         ]), and may have filed one or more amendments to that registration statement, for the purpose of registering under the Securities Act of 1933, as amended (the "Act") (i) the Debentures, and (ii) common stock into which the Debentures are convertible ("Conversion Common Stock"). If that registration statement has not become effective, the Corporation will promptly file a further amendment to the registration statement, which will enable the registration statement to become effective. As used in this Agreement, the term "Registration Statement" means that registration statement, as amended, in the form in which it becomes effective (including the prospectus, exhibits, and other documents filed as a part of the registration statement), except that if the Registration Statement, at the time it becomes effective, omits information as permitted by Rule 430A of the General Rules and Regulations promulgated under the Act (the "Regulations"), the omitted information ("Rule 430A Information") will be deemed to be included in the Registration Statement when a final prospectus containing the Rule 430A Information is filed with the Commission in accordance with Rules 430A and 424(b)(1) or (4) of the Regulations; the term "Preliminary





















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Prospectus" means each prospectus included in the Registration Statement, or any amendment to it, before it becomes effective, including the form of prospectus omitting Rule 430A Information included in the registration statement when it becomes effective, if applicable (the "Rule 430A Prospectus"), and any prospectus filed by the Corporation with your consent pursuant to Rule 424(a) of the Regulations; and the term "Prospectus" means the final prospectus included in the Registration Statement, except that if the prospectus relating to the Debentures in the form first filed with the Commission pursuant to Rule 424(b) of the Regulations differs from the final prospectus included in the Registration Statement, from the time the prospectus filed pursuant to Rule 424(b) is first used, the term "Prospectus" means that prospectus. If the Registration Statement has not been filed at the date of this Agreement, all representations and warranties in this Section 2 with regard to the Registration Statement and the Prospectus constitute commitments by the Corporation that the facts that are represented and warranted will be true when the Registration Statement and the Prospectus are filed with the Commission.

               (b) The Registration Statement and the Prospectus comply in all material respects with the Act, the Regulations and the Trust Indenture Act of 1939 (the "TIA") and (i) the Registration Statement does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and
(ii) the Prospectus does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. No event has occurred that should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not been set forth in such an amendment or supplement. If a Rule 430A Prospectus is included in the Registration Statement, the Prospectus filed pursuant to Rules 430A and 424(b)(1) or (4) will contain all the required Rule 430A Information and will comply in all material respects with the Act and the Regulations. No amendment or supplement to the Registration Statement will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. No Preliminary Prospectus did, and no amendment or supplement to the Prospectus will, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made. The representations and warranties in this Section 2(b) do not apply to (i) statements or omissions made in reliance upon and in conformity with written information furnished to the Corporation with respect to any Underwriter by that Underwriter through you expressly for inclusion in any Preliminary Prospectus, the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, or (ii) information in the Statement of Eligibility and Qualification of the Trustee under the TIA (the "Form T-1").

               (c) The Commission has not issued an order suspending the effectiveness of the Registration Statement, and neither the Commission nor any state or other securities authority has issued an order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or suspending the registration or qualification of the Debentures (an order of that type by the Commission or any state or other securities authority being a "Stop Order"), nor has the Commission or any state or other securities authority instituted or threatened to institute a proceeding seeking a Stop Order.

               (d) The Corporation and each of its subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own its properties and carry on its business in the manner described in the Prospectus,
(ii) is duly qualified to do business and is in good standing in every jurisdiction in which it is required to be qualified, other than jurisdictions in which the failure of the Corporation and its subsidiaries to qualify would not, in total, have a material adverse effect upon the financial condition, operations or business of the Corporation and its subsidiaries taken as a whole ("Material Adverse Effect








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on the Condition of the Corporation").  Complete and correct copies of the certificate of incorporation and of the by-laws of the Corporation and each of its subsidiaries have been delivered to you or your counsel.

               (e)  The authorized and the outstanding capital stock of the
Corporation, and the capitalization of the Corporation as of [      ], 1996, is
as described in Prospectus. The Company's common stock ("Common Stock") and Series A 9 1/2% Cumulative Convertible Preferred Stock each conforms in all material respects to the description of it contained in the Prospectus. Each outstanding share of capital stock of the Corporation is duly authorized, validly issued, fully paid and nonassessable, and is not subject to any preemptive rights of stockholders. Except as described in the Prospectus, there are no restrictions upon the voting or transfer of any shares of capital stock pursuant to the Corporation's certificate of incorporation or by-laws or other governing documents or any agreement or other instrument to which the Corporation is a party or by which it may be bound. Except as described in the Prospectus, there are no outstanding warrants, options, rights, convertible or exchangeable securities or other agreements or arrangements under which anyone is, or upon the payment of money, the passage of time or the occurrence of any other event, may become, entitled to acquire from the Corporation any capital stock of the Corporation. The Corporation has applied to have the Debentures quoted on the Nasdaq Small Cap market and knows no reason which is likely to result in an inability to have the Debentures quoted on that market.

               (f) All of the outstanding shares of capital stock of each of the Corporation's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned by the Corporation (or by the Corporation's direct subsidiaries, as the case may be), except as described in the Prospectus, free of any liens, encumbrances and adverse interests.

               (g) The Debentures have been duly authorized, and when executed and delivered by the Corporation, will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, except to the extent the binding nature and enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally, and except that the availability of equitable remedies, including, but not limited to, specific performance, is subject to equitable principles and the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). No consent or filing by the Corporation with any governmental authority is required in connection with the execution and delivery by the Corporation of the Debentures (except filings under the Act, the Exchange Act, the TIA and securities laws of states or other jurisdictions).


               (h) The Conversion Common Stock has been duly authorized and, when issued upon conversion of Debentures will be duly and validly issued, fully paid and non-assessable. Neither the issuance of the Debentures nor the issuance of Conversion Common Stock upon conversion of Debentures will violate preemptive rights of any stockholder of the Company. When Conversion Common Stock is issued to holders of Debentures upon conversion of those Debentures, the holders free of any liens, encumbrances or claims of other persons, except those which are imposed as a result of actions of the holders to whom they are issued.

               (i) The consolidated financial statements and schedules (including related notes) of the Corporation and its subsidiaries included in the Registration Statement and the Prospectus have been prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial position and results of operations of the Corporation and its subsidiaries at the respective dates and for the respective periods to which they apply. KPMG Peat Marwick and












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Deloitte and Touche, each of which audited certain financial statements of the
Corporation or its subsidiaries included in the Prospectus, each is a firm of certified public accountants and is independent as to the Corporation as required by the Act and the Regulations.

               (j) Since the date of the most recent audited financial statements included in the Prospectus, the Corporation and its subsidiaries have not suffered a material loss due to fire, weather or other calamity (whether or not the loss was covered by insurance) or been subject to a material labor disturbance, and, except as described in the Prospectus, there has not been a material adverse change in the financial condition, results of operations, business or prospects of the Corporation and its subsidiaries taken as a whole.

               (k) The Corporation and each of its subsidiaries has (A) good and marketable title to all assets that the Prospectus indicates are owned by them, free and clear of all liens, claims, encumbrances, except such as are described in the Prospectus or do not individually or in the aggregate have a Material Adverse Effect on the Condition of the Corporation and do not materially interfere with the current or proposed use of them by the Corporation, and (B) valid, subsisting and enforceable leases for the properties described in the Prospectus as leased by them, with such exceptions as are described in the Prospectus or do not individually or in the aggregate materially interfere with the current or proposed use of the leased properties by the Corporation. No real property owned, leased or used by the Corporation or any of its subsidiaries is subject to zoning, use, or building code restrictions that prohibit the current or currently proposed use of that real property, except for restrictions which would not in aggregate have a Material Adverse Effect on the Condition of the Corporation.

               (l) Each agreement or other document required to be described in the Prospectus is properly described in it in all material respects. Each contract and other document required to be filed as an exhibit to the Registration Statement has been filed as an exhibit to the Registration Statement.

               (m) All litigation and all pending or threatened proceedings before any governmental agencies, arbitration panels or similar bodies that are required to be described in the Prospectus are properly described in it in all material respects, and there is no other litigation, no other pending or, to the best of the Corporation's knowledge, threatened, proceeding before any governmental agency, arbitration panel or similar body, and no pending or, to the best of the Corporation's knowledge, threatened, investigation by any governmental agency, relating to the Corporation, any of its subsidiaries or any of their properties, which litigation, proceedings or investigations present a reasonable possibility of having a Material Adverse Effect on the Condition of the Corporation.

               (n) Neither the Corporation nor any of its subsidiaries is in default, and no event has occurred which (with or without the giving of notice, the passage of time or both) would constitute a default, under or with respect to any agreements or understandings in a manner that individually or in the aggregate may have a Material Adverse Effect on the Condition of the Corporation. The manner in which the Corporation and its subsidiaries are conducting, or expect to conduct, their respective businesses is authorized by their respective certificates of incorporation and by-laws (or other governing documents). The Corporation and each of its subsidiaries each holds all licenses, permits and other governmental authorizations required for it to conduct its business as it is currently being conducted, except for licenses, permits and other governmental authorizations the absence of which do not or will not have a Material Adverse Effect on the Condition of the Corporation, and the Corporation and its subsidiaries are each in compliance in all material respects with all laws and regulations relating to it or to the business in which it is engaged, except laws and regulations the lack of compliance with which do not or will not have a Material Adverse Effect on the Condition of the Corporation.









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               (o)  All patents, patent applications, trademarks, trademark applications, trade names, service marks, copyrights, franchises and other intangible properties and assets ("Intangibles") that are material to the Corporation (whether as owner or as licensee) are in good standing and uncontested, except as is described in the Prospectus. The Corporation is not infringing any Intangibles owned by other persons.

               (p) Neither the Corporation nor anyone acting on behalf of the Corporation has used any corporate funds of the Corporation for unlawful political contributions or for unlawful payments to domestic or foreign government officials, has violated the Foreign Corrupt Practices Act of 1977, as amended, or has made any bribe or other unlawful payment to anyone (whether or not a government official).

               (q) The Corporation has all requisite power and authority to enter into and perform its obligations under this Agreement, including but not limited to its obligation to issue the Debentures. This Agreement has been duly authorized, executed and delivered by the Corporation and is a valid and binding obligation of the Corporation, enforceable against the Corporation in accordance with its terms, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except to the extent the binding nature and enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally, and except that the availability of equitable remedies, including, but not limited to, specific performance, is subject to equitable principles and the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). No consent or filing with any governmental authority or court is required by the Corporation in connection with the execution and delivery by the Corporation of, or the performance by the Corporation of its obligations under, this Agreement (except filings under the Act or securities laws of states or other jurisdictions). No consent of any party to any agreement or arrangement to which the Corporation or any of its subsidiaries is a party, or to which any of their properties are subject, is required for the execution and delivery by the Corporation of, or the performance by the Corporation of its obligations under, this Agreement; and the execution and delivery of, and the performance by the Corporation of its obligations under, this Agreement will not violate, result in a breach of, or constitute a default under (with or without the giving of notice, the passage of time or both) (i) any such agreement or arrangement, (ii) any provision of applicable law, (iii) the certificate of incorporation or by-laws or other governing documents of the Corporation or any of its subsidiaries, or (iv) any plan of reorganization, order, judgment or decree binding on the Corporation or any of its subsidiaries, or to which any of their assets are subject.

               (r) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise contemplated in the Prospectus, the Corporation has not (i) issued any securities or incurred any liability for borrowed money, (ii) entered into any transaction not in the ordinary course of business, or (iii) declared or paid any dividend on its capital stock.

               (s) Certain securityholders of the Corporation have the right to require registration of securities of the Corporation because of the filing or effectiveness of the Registration Statement or the sale by the Corporation of the Debentures, and the Corporation has given the required notice to such securityholders. Other than the securityholders to whom notice has been given and those listed on Schedule II, there are no other persons having rights to require registration of securities of the Corporation or any subsidiary.















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               (t)  Except as set forth in the Prospectus, the Corporation will not be obligated to pay a fee or other compensation to a broker or finder in connection with the transactions contemplated by this Agreement.

               (u) The Corporation is not, and its proposed activities will not cause it to be, an "investment company," as that term is defined in Section 3(a) of the Investment Corporation Act of 1940 (the "Investment Corporation Act").

               (v) The Corporation has not taken, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of the Corporation's common stock to facilitate the sale of the Debentures.


          3. Purchase and Sale of the Debentures. (a) On the basis of the representations, warranties, and agreements of the Corporation contained in this Agreement, and subject to the terms and conditions set forth below, the Corporation agrees to issue and sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase from the Corporation, the respective principal amounts of Debentures set forth opposite the names of the Underwriters on Schedule I. The purchase price the several Underwriters
will pay for the Debentures will be [$     per, $1,000 principal amount of
Debentures, plus accrued interest on the Debentures from [      ] to the Closing
Date.].

               (b)  The Corporation grants to the several Underwriters an option
to purchase all or a portion of $              principal amount of Debentures
(the "Additional Debentures"), solely to cover over-allotments in the sale of the Debentures at the same purchase price per $1,000 principal amount to be paid by the several Underwriters to the Company for the Debentures as provided in
Section 3(a). This option may be exercised at any time on or before the forty-fifth day following the effective date of the Registration Statement, by a written notice from you to the Company which sets forth the aggregate principal amount of Additional Debentures as to which the option is being exercised, the names in which the certificates representing the Additional Debentures are to be registered, the respective principal amounts of Debentures to be represented by those certificates, and the date, as determined by you, when those Additional Debentures are to be delivered, which will not be earlier than the Closing Date (defined below), and will not be earlier than two nor later than eight business days after the day on which you give the notice of exercise. The principal amount of Additional Debentures that the Company will sell to each Underwriter will be the principal amount that bears the same ratio to the aggregate principal amount of Additional Debentures being sold to all the Underwriters that the principal amount of Debentures being sold to that Underwriter bears to the principal amount of all the Debentures (subject to adjustments to eliminate fractional Debentures)

          4. Offering. The Underwriters propose to offer the Debentures to the public as soon after the execution of this Agreement and the effectiveness of the Registration Statement as you deem it advisable to do so. The Debentures are initially to be offered to the public at the public offering price set forth on the cover page of the Prospectus. However, you may from time to time increase or decrease the public offering price, in your sole discretion.

          5. Delivery and Payment for Debentures. Debenture certificates, in such denominations and registered in such names as you may request on at least forty-eight hours' prior written notice to the Corporation, evidencing the Debentures being purchased by each Underwriter will be delivered by the Corporation to you for the account of that Underwriter, against payment of the purchase price for those Debentures in next day funds or, at the Corporation's option, by certified or official bank











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checks payable to the Corporation in Chicago funds (with the amount reduced by one day's interest), at the offices of Rodman & Renshaw, Inc., 120 South LaSalle Street, Chicago, Illinois 60603, or at such other place in Chicago, Illinois or New York, New York as you specify to the Corporation at least two full business days in advance, at the time and date which, with respect to the Debentures will be at 10:00 A.M., local time, on the third full business day following the date of this Agreement (or, if the offering is priced after the market closes on the date of this Agreement, on the fourth full business day after that date) or such other time and date as the Corporation and you may agree upon in writing (the "Closing Date") and with respect to the Additional Debentures will be at 10:00 A.M., local time, on the date specified in the notice of exercise, or such other time and date as the Corporation and you may agree upon in writing (the "Additional Closing Date"). The certificates representing the Debentures and the Additional Debentures, if any, will be made available to you for checking and packaging at the office of the Corporation's transfer agent, at least twenty-four hours before the respective times they are to be delivered.

          6. Covenants of the Corporation. The Corporation agrees that it will:

               (a) Use its best efforts to cause the Registration Statement to become effective at the earliest possible time, and, if the Corporation is required to file copies of the Prospectus under Rule 424(b) of the Regulations, the Corporation will file those copies within the time required by that Rule.

               (b) Notify you immediately, and confirm in writing, (i) when the Registration Statement and any post-effective amendment to it becomes effective,
(ii) of the receipt of any comments or requests from the Commission or the securities authority of any jurisdiction regarding the Registration Statement, any post-effective amendment or supplement to the Registration Statement or the Prospectus, (iii) of the receipt of any notification with respect to a Stop Order or of the initiation or threat of any proceeding with respect to a Stop Order (in which case the Corporation will use its best efforts to prevent the issuance of any Stop Order and, if any Stop Order is issued, to cause it to be withdrawn as promptly as possible), and (iv) of the happening of any event during the time while a prospectus relating to the Debentures is required to be delivered under the Act or the Regulations which makes any statement of material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any addition to or changes in the Registration Statement or Prospectus in order to make the statements therein not misleading.

               (c) Not file an amendment or supplement to the Registration Statement or Prospectus at any time unless you have been advised of the filing and furnished with a copy of it a reasonable time before it is filed and you have not reasonably disapproved the filing.

               (d) Comply with the Act and the Regulations during the time which a prospectus relating to the Debentures is required to be delivered under the Act and the Regulations, so far as is necessary to permit the continuance of sales of or dealings in the Debentures as contemplated by this Agreement and the Prospectus. If, at any time while a prospectus relating to the Debentures is required to be delivered under the Act or the Regulations, any event occurs as a result of which, in the reasonable opinion of counsel for the Corporation or counsel for the Underwriters, the Registration Statement as then amended or supplemented contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or the Prospectus as then amended or supplemented contains any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, or if, in the opinion of either of those counsel, it is for any other reason necessary to amend or supplement the Registration Statement or the Prospectus in order to comply with the Act or the Regulations, the











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Corporation will promptly prepare and file with the Commission an appropriate amendment or supplement, in form and substance reasonably satisfactory to you.

               (e) Deliver to each of the several Underwriters without charge such number of copies of the Preliminary Prospectus and, promptly after the Registration Statement becomes effective and from time to time thereafter, such number of copies of the Prospectus (and any amendment or supplement to the Prospectus) as you and each Underwriter reasonably request; deliver to you without charge (to the extent the Corporation has not already done so) two signed copies of the registration statement as originally filed and all amendments to it, in each case, including exhibits; and deliver to each of the several Underwriters without charge such number of copies of the Registration Statement as originally filed and all amendments to it, without exhibits.

               (f) Promptly take all action that you request to qualify the Debentures for offering and sale under the securities laws of such states and other jurisdictions as you designate and to permit continued sales and dealings in the Debentures in those jurisdictions for as long as is necessary to complete the distribution of the Debentures; provided, however, that the Corporation will not be required to qualify the Debentures in any jurisdiction where, in order to do so, the Corporation would have to qualify to do business as a foreign corporation or to file a general consent to service of process.

               (g) Make generally available (within the meaning of Section 11(a) of the Act and Rule 158 of the Regulations) to its security holders, and
will deliver to you, as soon as practicable, but not later than [          ], an
earnings statement that satisfies Section 11(a) of the Act and Rule 158 of the Regulations, covering a period of at least 12 months beginning after the effective date (within the meaning of Section 11(a) of the Act and Rule 158 of the Regulations) of the Registration Statement.

               (h) For ___ days after the date of the Prospectus, not offer, issue, sell, contract to sell or grant any option or warrant for the purchase of, or otherwise dispose of, directly or indirectly, any shares of Common Stock or Preferred Stock (or any securities or other instruments which are convertible into, or exercisable or exchangeable for, shares of Common Stock or Preferred Stock) without your prior written consent, except (i) as provided in Section 3,
(ii) the issuance of Conversion Common Stock upon conversion of the Debentures,
(iii) the issuance of Common Stock upon exercise of options and warrants outstanding at the date of this Agreement or issued as permitted by this paragraph, and (iv) the transactions contemplated by the Prospectus.

               (i) Prior to any public offering of the Debentures by you, the Corporation will cooperate with you and your counsel in connection with the registration or qualification of the Debentures and the shares of the Corporation's Common Stock, par value $.01 per share, issuable upon conversion of the Debentures for offer and sale under the securities or Blue Sky laws of such jurisdictions as you request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject. The Corporation will pay all fees and expenses (including fees and expenses of counsel) relating to qualification of the Debentures and the Conversion Common Stock under such securities or Blue Sky laws and in connection with the determination of the eligibility of the Debentures for investment under the laws of such jurisdictions as you may designate, including the expenses of obtaining any opinion of local counsel required by any state securities or Blue Sky authorities.

               (j) Not take, directly or indirectly, any action designed to cause or result in, or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Debentures or the Corporation's Common Stock to facilitate the sale of the Debentures.











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               (k)  At all times keep a sufficient number of authorized but unissued or treasury shares of Common Stock reserved to permit conversion of all the outstanding Debentures into Conversion Common Stock.

               (l) For five years after the effective date of the Registration Statement, furnish to you without charge the following:

                      (i) as soon as practicable after they are sent to stockholders of the Corporation or filed with the Commission, three copies of each report or communication that the Corporation sends to its stockholders or files with the Commission;

                     (ii) as soon as practicable, two copies of each press release that is released by the Corporation and of each material news item relating to the Corporation or any of its subsidiaries, or any of their affairs, which comes to the attention of the Corporation; and

                    (iii) such additional documents and information with respect to the Corporation, its subsidiaries and their respective affairs as you may from time to time reasonably request, taking into account legal restrictions on disclosure of material non-public information and information subject to confidentiality agreements.

               (m) Apply the net proceeds from the offering in the manner set forth under "Use of Proceeds" in the Prospectus.

               (n) Furnish to you at least two full business days before the Closing Date a copy of the latest available unaudited interim consolidated financial statements of the Corporation which have been read by the Corporation's independent certified public accountants, as stated in their letters described in Section 8(f).

               (o) Comply with all registration, filing, and reporting requirements of the Securities Exchange Act of 1934, as amended, (the "Exchange Act") which from time to time are applicable to the Corporation.

               (p) To the extent it may lawfully do so, the Corporation will not insist upon, or plead or in any manner whatsoever claim, and will resist any and all efforts to be compelled to take the benefit or advantage of, usury laws, wherever enacted, now or at any time hereafter in force, in connection with any claim, action or proceeding which may be brought by the Underwriters to enforce any right or remedy under this Agreement or by any holder of any of the Debentures in order to enforce any right or remedy or under the Debentures or Indenture under which such Debentures are being issued.

               (q) Use its best efforts to cause the Debentures to be, and the Conversion Common Stock to continue to be quoted on the NASDAQ SmallCap Market and to cause the Conversion Common Stock to be listed on the Chicago Stock Exchange.

               (r) For five years after the Closing Date, supply to the appropriate parties such information and do such other things as may be necessary so that during that five-year period the Company will be listed in one or more of the securities manuals published by Standard & Poor's Corporation and Moody's Investors Service, Inc. and that at all times during the five-year period such listing will, at a minimum, contain the names of the Company's officers and directors, a balance sheet as of a date within the preceding 18 months, and a statement of operations for a fiscal year that ended within the preceding 18 months.

          7. Payment of Expenses. Whether or not the Registration Statement becomes effective or the sale of the Debentures to the Underwriters is consummated, the Corporation will pay, or reimburse you for, (a) all expenses (except fees and expenses of counsel for the Underwriters, except as described below) in connection with (i) the preparation, printing, filing, distribution and mailing of the Registration Statement, any Preliminary Prospectus and the Prospectus and the printing, filing, distribution, and mailing of this Agreement, the Agreement Among Underwriters, any Selected Dealer or Selling Agreement, and any related documents, including the cost of mailing or delivering to the Underwriters the numbers of copies you request of the Preliminary Prospectuses and of the Prospectus, (ii) the issuance and delivery of the Debentures (other than transfer taxes) and the execution and delivery of the Indenture, including fees and expenses of the Trustee, (iii) the qualification of the Debentures and the Conversion Common Stock under state or foreign securities laws (including the costs of printing and mailing preliminary and final Blue Sky Surveys and a legal investment memorandum), (b) the reasonable fees and expenses of counsel for the Underwriters in connection with the qualification of the Debentures and the Conversion Common Stock under state or foreign securities laws, (c) the filing fees payable to the Commission, the National Association of Securities Dealers, Inc. (the "NASD"), and securities authorities in the jurisdictions in which the Debentures are to be offered, (d) all expenses in connection with the designation of the Debentures on the Nasdaq Small Cap market and (e) the fees and disbursements of the Corporation's counsel, the accountants and other experts retained by the Corporation.

          In addition, the Corporation agrees to pay you an expense allowance, for which you are not required to account, equal to 1% of the aggregate gross proceeds received by the Corporation from the offering and delivery of the Debentures, which amount (less amounts previously paid to you in respect of that expense allowance) will be paid to you on the Closing Date.

          8. Conditions to Underwriters' Obligations. The obligations of the several Underwriters to purchase and pay for the Debentures will be subject, in their discretion, to the conditions that (i) all the representations and warranties of the Corporation in this Agreement will be true and correct in all material respects on the Closing Date with the same effect as though they were made on that date and (ii) on or prior to the Closing Date, the Corporation will have performed all the obligations under this Agreement which it has been required to perform, and to the following additional conditions:

               (a) The Registration Statement will have become effective not later than 10:00 a.m., New York City time, on the date of this Agreement or on such later date to which you consent, all post-effective amendments to the Registration Statement which have been filed will have become effective, no Stop Order will have been issued and no proceeding for that purpose will have been instituted or threatened by the Commission or any state or foreign securities authority, the Corporation will have complied with any requests by the Commission or any state or foreign securities authority for additional information, and all filings required by Rule 424 or Rule 430A of the Regulations will have been made in a timely manner.

               (b) On the Closing Date you will have received the favorable opinion of Baer Marks & Upham, counsel for the Corporation, dated the date of delivery, addressed to the Underwriters and in form and substance satisfactory to you, to the effect that:

                      (i) The Corporation and each of its subsidiaries (x) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full power and authority to own its properties and carry on its businesses in the manner described in the Prospectus, and (y) is duly qualified to do business and is in good standing in every jurisdiction in which it is required to be qualified, other than jurisdictions in which the failure to qualify would not, in total, have a Material Adverse Effect on the Condition of the Corporation.

                     (ii) The authorized and the outstanding capital stock of the Corporation is as described in the Prospectus (except that counsel may state that it expresses no opinion as to beneficial ownership). The Common Stock and the Preferred Stock each conforms in all material respects to the description of it in the Prospectus. Each outstanding share of capital stock of the Corporation is duly authorized, validly issued, fully paid and nonassessable, and is not subject to any preemptive rights of stockholders. Except as described in the Prospectus, to the best of that counsel's knowledge there are no outstanding warrants, options, rights, convertible or exchangeable securities or other agreements or arrangements under which anyone is, or upon the payment of money, the passage of time or the occurrence of any other event may become, entitled to acquire from the Corporation any capital stock of the Corporation.

                    (iii) All of the outstanding shares of capital stock of each of the Corporation's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable and are owned by the Corporation (or by the Corporation's direct subsidiaries, as the case may be).

                     (iv) The Debentures have been duly authorized and, when executed and authenticated in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery thereof by the Trustee) and when delivered to and paid for by the Underwriters, and will be legal, valid and binding obligations of the Corporation, enforceable against the Corporation in accordance with their terms, and the terms of the Indenture, except insofar as indemnification and contribution provisions may be limited by applicable law or equitable principles and except to the extent that the binding nature and enforceability may be affected by bankruptcy, reorganization, insolvency, moratorium or similar laws affecting rights of creditors generally and except that the availability of equitable remedies, including, but not limited to, specific performance, is subject to equitable principles and the discretion of the court before which any proceeding therefor may be brought (whether at law or in equity). No consent or filing by the Corporation with any government authority is required in connection with the execution and delivery by the Corporation of the Debentures (except filings under the Act, the Exchange Act, the TIA and state or other securities laws). The Debentures conform to the descriptions of them contained in the Registration Statement and the Prospectus.

                      (v) The Conversion Common Stock has been duly authorized and, when issued in accordance with this Agreement, will be duly and validly issued, fully paid and non-assessable.

                     (vi) Each contract or other document of which that counsel is aware that is required to be described in the Prospectus is properly described in it in all material respects. Each contract and other document of which that counsel is aware that is required to be filed as an exhibit to the Registration Statement has been filed as an exhibit to the Registration Statement.

                    (vii) The Registration Statement and the Prospectus and any amendment or supplement to the Registration Statement or Prospectus (except for financial statements and related notes and other financial and statistical information included therein, as to which no opinion is required) comply as to form in all material respects with the Act and the Regulations.

                   (viii) All litigation and all pending or threatened proceedings before any governmental agencies, arbitration panels or similar bodies of which that counsel is aware, without independent investigation other than inquiry of senior officers of the Corporation and review of attorneys' letters delivered to the Corporation's accountants in connection with their most recent audit of the Corporation's books and records, that are required to be described in the Prospectus are properly described in it in all material respects, and, without independent investigation other than inquiry of senior officers of the Corporation and review of attorneys' letters delivered to the Corporation's accountants in connection with their most recent audit of the Corporation's books, that counsel is aware of no other litigation, pending proceeding or other proceeding that has been threatened in writing before any governmental agency, arbitration panel or similar body, and no pending proceeding or threatened investigation by any governmental agency, relating to the Corporation, or any of its properties, other than litigation, proceedings or investigations which, if determined adversely to the Corporation, is not likely, individually or in the aggregate, to have a Material Adverse Effect on the Condition of the Corporation.

                     (ix) The Corporation has all requisite corporate power and authority to enter into and perform its obligations under this Agreement, including but not limited to its obligation to issue the Debentures. This Agreement has been duly authorized, executed and delivered by the Corporation. No consent or filing by the Corporation with any governmental authority or court is required in connection with the execution and delivery by the Corporation of, or the performance by the Corporation of its obligations under, this Agreement (except filings under the Act, the Exchange Act, the TIA and securities laws of states or other jurisdictions). No consent of any party to any agreement or arrangement of which that counsel is aware to which the Corporation or any of its subsidiaries is a party, or to which any of their properties are subject, is required for the execution and delivery of, or the performance by the Corporation of its obligations under, this Agreement; and the execution and delivery of, and the performance by the Corporation of its obligations under, this Agreement will not violate, result in a breach of, or constitute a default under (with or without the giving of notice, the passage of time or both) (i) any such agreement or arrangement, (ii) any provision of applicable law, (iii) the certificate of incorporation or by-laws or other governing documents of the Corporation or any of its subsidiaries of which that counsel is aware, or (iv) any plan of reorganization, order, judgment or decree of which that counsel is aware which is binding on the Corporation or any of its subsidiaries or to which any of their assets are subject.

                      (x) The Indenture fully complies with and has been duly qualified under the TIA.

                     (xi) The Conversion Common Stock has been duly authorized and reserved for issuance upon conversion of the Debentures and, when issued upon conversion of Debentures in accordance with the terms of the Indenture, will be validly issued, fully paid and nonassessable. The Conversion Common Stock is free of preemptive rights.

                    (xii) The Registration Statement has become effective under the Act, insofar as that counsel is aware, no Stop Order suspending its effectiveness has been issued and no proceedings for that purpose are pending before or contemplated by the Commission or any state securities authority and no further action by the Commission or any state securities authority is required to permit the offering and sale of the Debentures as contemplated by this Agreement.

                   (xiii) The Corporation is not, and its proposed activities as described in the Prospectus will not cause it to be, an "investment company" required to register under the Investment Company Act of 1940.

                    (xiv) On the basis of the participation of such counsel in conferences with officers and representatives of the Corporation and representatives of the Underwriters and independent accountants of the Corporation at which the contents of the Registration Statement and the Prospectus and related matters were discussed, but without independent verification by such counsel of the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus, or any amendment or supplement to the Registration Statement or the Prospectus, such counsel has no reason to believe that (A) when the Registration Statement became effective, either the Registration Statement or the Prospectus (or, when it was filed with the Commission, any amendment or supplement to the Registration Statement or the Prospectus) contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (except that such counsel need not express a belief as to financial statements and the related notes or financial or statistical data included in the Registration Statement or the Prospectus); or (B) since the effective date of the Registration Statement, any event has occurred that should have been set forth in an amendment or supplement to the Registration Statement or the Prospectus that has not been set forth in such an amendment or supplement.

               [As to matters of California law, the Corporation may provide an
opinion of [                        ], California counsel to the Corporation.]

               (c) On or before the Closing Date or the Additional Closing Date, as the case may be, the Underwriters will have been furnished such information, documents, certificates, and opinions as you reasonably request in order to evidence the accuracy of the representations and warranties in this Agreement and the performance by the Corporation of its obligations under this Agreement.

               (d) On the Closing Date you will have received a certificate of the chief executive officer and of the chief financial officer of the Corporation, dated the Closing Date, to the effect that the conditions set forth in Article 8 have been satisfied, that as of the date of this Agreement and as of the Closing Date or the Additional Closing Date, as the case may be, the representations and warranties of the Corporation in this Agreement were and are accurate, and that as of the Closing Date or the Additional Closing Date, as the case may be, the Corporation has fulfilled all the obligations under this Agreement that it has been required to fulfill.

               (e) When this Agreement is executed, and on the Closing Date (with respect to the Debentures) and the Additional Closing Date (with respect to the Additional Debentures), you will have received a letter from KPMG Peat Marwick, dated the date of delivery, addressed to the Underwriters and in form and substance satisfactory to you:

                      (i) Confirming that they are independent certified public accountants with respect to the Corporation, within the meaning of the Act and the Regulations.

                     (ii) Stating that, in their opinion, the financial statements and schedules of the Corporation examined by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the Act and the applicable published rules and regulations under the Act.

                    (iii) Stating that, on the basis of procedures (but not an examination made in accordance with generally accepted auditing standards) consisting of a reading of the latest available unaudited interim financial statements of the Corporation and its subsidiaries included in the Registration Statement and, if available, subsequent monthly financial statements of the Corporation and its subsidiaries (stating the date of the latest available unaudited interim financial statements), a reading of the latest available minutes of meetings of the stockholders and the Boards of Directors of the Corporation and its subsidiaries and committees of their respective Boards, inquiries of officers and other employees of the Corporation responsible for financial and accounting matters, and other procedures and inquiries that are specified in the letter, which procedures were carried out through a date no more than five business days prior to the date of the letter, nothing has come to their attention that caused them to believe that:

                         (A) the [unaudited] consolidated financial statements and schedules of the Corporation and its subsidiaries included in the Registration Statement and the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related published rules and regulations under them or are not fairly presented in conformity with generally accepted accounting principles applied on a basis consistent with that used in preparing the audited financial statements appearing in the Registration Statement;

                         (B) the [unaudited] consolidated financial statements of the Corporation and its subsidiaries for the three months ended
          [             ] are not stated on a basis substantially consistent
          with that of the audited financial statements appearing in the Registration Statement;

                         (C) there was any change in the capital stock or long-term debt of the Corporation and its subsidiaries or any decrease in the consolidated net current assets, total assets, or stockholders' equity or increase in current liabilities of the Corporation as of the date of the latest available monthly financial statements of the Corporation and its subsidiaries or as of a specified date not more than five business days prior to the date of the letter, each as
          compared with the amounts shown in the [            ] [unaudited]
          consolidated balance sheet included in the Prospectus, other than changes or decreases that the Prospectus discloses have occurred or may occur; or

                         (D) there was any decrease in consolidated net sales, operating income, net income, or net income per share of Common Stock
          of the Corporation, during the period from [          ] to the date of
          the latest available monthly financial statements of the Corporation or to a specified date not more than five business days prior to the date of the letter, each as compared with the corresponding period in the preceding year, other than decreases which the Prospectus discloses have occurred or may occur.

                     (iv) Stating that they have compared specific numerical data and financial information pertaining to the Corporation set forth in the Registration Statement, which have been specified by you prior to the date of this Agreement, to the extent that data and information is derived from the general accounting records of the Corporation, and excluding any questions requiring an interpretation by legal counsel, with the results obtained from the application of specified readings, inquiries, and other appropriate procedures (which procedures do not constitute an examination in accordance with generally accepted auditing standards) set forth in the letter, and found them to be in agreement.

               (f) All proceedings taken in connection with the issuance, sale and delivery of the Debentures will be reasonably satisfactory in form and substance to you and to counsel for the Underwriters, and the Underwriters will have received from counsel for the Corporation a favorable opinion, dated as of the Closing Date, with respect to such of the matters set forth in Section 8(b), and such other matters, as you reasonably request.

               (g) The Debentures will be qualified for sale in such jurisdictions as you have requested.

               (h) There shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the results of operations, business, earnings or prospects, of the Corporation or any of its subsidiaries except for any such change or development described in the Prospectus, that, in your judgment, is material and adverse and that makes it, in your good faith judgment, impracticable to market the Debentures on the terms and in the manner contemplated in the Prospectus.

               (i) No Underwriter shall have been advised by the Corporation or shall have discovered and disclosed to the Corporation that the Registration Statement or the Prospectus or any amendment or supplement thereto, contains an untrue statement of fact which in your opinion, or in the opinion of counsel to the Underwriters, is material, or omits to state a fact which, in your opinion, or in the opinion of counsel to the Underwriters, is material and is required to be stated therein or is necessary to make the statement not misleading.

          If any condition to the Underwriters' obligations under this Agreement required to be fulfilled on or before the Closing Date is not fulfilled on or before that date, at your election you may terminate this Agreement on behalf of the Underwriters or you may waive the condition or extend the time for it to be fulfilled. If any condition to the Underwriters' obligations under this Agreement required to be fulfilled on or before the Additional Closing Date is not fulfilled on or before that date, at your election you may terminate the Underwriters' obligations to purchase the Additional Debentures or you may waive the condition or extend the time for it to be fulfilled.

          9. Indemnification and Contribution. (a) The Corporation agrees to indemnify and hold harmless each Underwriter, each officer, director, partner, employee and agent of, and counsel for, each Underwriter, and each other person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages or expenses (including, but not limited to, reasonable attorneys' fees and expenses and costs of investigation) arising out of, or based upon, (i) any actual or alleged untrue statement of a material fact or omission to state a material fact required to be stated in order to make the statements therein not misleading, in any Registration Statement or any amendment or supplement to the Registration Statement and any actual or alleged untrue statement of material fact or omission to state a material fact required to be stated in order to make the statements therein not misleading in light of the circumstances under which they were made in any Preliminary Prospectus, any Rule 430A Prospectus or the Prospectus (as from time to time amended or supplemented), any amendment or supplement to the Prospectus or any application or related document filed in any jurisdiction in order to qualify the Debentures under the securities laws of that jurisdiction which was executed by the Corporation, or based upon written information furnished by the Corporation (an "application"), unless the statement or omission is with respect to an Underwriter and was made in reliance upon and in conformity with written information furnished to the Corporation by that Underwriter through you, or
(ii) any breach of any representation, warranty, covenant, or agreement of the Corporation in this Agreement. The agreement to indemnify in this Section will be in addition to any liability the Corporation may otherwise have, including other liabilities arising under this Agreement.

               (b) Each Underwriter severally agrees to indemnify and hold harmless the Corporation, each director of the Corporation, each officer of the Corporation who executes the Registration Statement, and each other person, if any, who controls the Corporation within the meaning of Section 15 of the Act or
Section 20(a) of the Exchange Act, and each employee and agent of and counsel for the Corporation, to the same extent that the Corporation agrees in Section 9(a) to indemnify and hold harmless the several Underwriters, but only with respect to statements or omissions of material fact with respect to that Underwriter that were made in reliance upon and in conformity with written information furnished to the Corporation by that Underwriter through you expressly for inclusion in the Preliminary Prospectus, Rule 430A Prospectus, Registration Statement, Prospectus, amendment, supplement or application, as the case may be; provided, however, that the obligation of an Underwriter to provide indemnity under this Section 9(b) will be limited to the principal amount of Debentures purchased by the Underwriter under this Agreement and the public offering price per debenture set forth on the cover page of the Prospectus. The
Corporation acknowledges that [       ] in any Preliminary Prospectus or the
Prospectus constitute the only information furnished in writing by any Underwriter expressly for inclusion in any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement or the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or any application.

               (c) If an action is brought against a person entitled to indemnification under Section 9(a) or (b) (an "indemnified party") in respect of which that person may seek indemnity, the indemnified party will promptly notify all the parties (the "indemnifying parties") against whom indemnification may be sought of the institution of the action (but failure give the notice will not relieve the indemnifying parties from any liability they may have other than under this Section 9) and the indemnifying parties will be entitled to assume the defense of the action on behalf of the indemnified parties with counsel selected by the indemnifying parties who are reasonably satisfactory to the indemnified parties (which counsel will not, without the consent of two-thirds the indemnified parties, be counsel to any of the indemnifying parties). Any indemnified party may employ its own additional counsel with regard to an action, but if one or more indemnifying parties assumes the defense of the action, the indemnifying parties will not be responsible for the fees and expenses of additional counsel employed by an indemnified party. An indemnifying party will not be liable for any settlement of a claim or action effected without its written consent, which consent will not be unreasonably withheld or delayed. An indemnifying party will not, without the prior written consent of each indemnified party that is not released as described in this sentence, settle or compromise any action, or permit a default or consent to the entry of judgment in any action in respect of which indemnity may be sought under this Section (whether or not any indemnified party is a party to the action), unless the settlement, compromise or judgment includes an unconditional release of each indemnified party from all liability in respect of the action. The Corporation will promptly notify the Underwriters of the commencement of any litigation or proceedings against the Corporation or any of its officers or directors in connection with the sale of the Debentures, any Preliminary Prospectus, any Rule 430A Prospectus, the Registration Statement, the Prospectus, any amendment or supplement to the Registration Statement or the Prospectus, or any application.

               (d) If the indemnification provided for in this Section 9 is unavailable or is not sufficient to hold an indemnified party harmless from all losses, liabilities, claims, damages or expenses of the type described in subsections (a) and (b) of this Section, then each indemnifying party will contribute to the amount paid or payable by the indemnified party as a result of the losses, liabilities, claims, damages and expenses in proportion to the relative benefits received by the Corporation on the one hand and the Underwriters on the other from the offering of the Debentures. If applicable law does not permit that allocation, then other relevant equitable considerations such as the relative fault of the Corporation on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in the losses, liabilities, claims, damages and expenses will also be considered. The relative benefits received by the Corporation on the one hand and the Underwriters on the other will be deemed to be in the same proportion as the total net proceeds from the offering bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Corporation on the one hand and of the Underwriters on the other will be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Corporation on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the statement or omission. The Corporation and the Underwriters agree that it would be unjust and inequitable if the respective obligations of the Corporation and the Underwriters for contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for that purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in this Section 9(d). In no case will any Underwriter be required to contribute an amount in excess of the amount by which the total price at which the Debentures underwritten by that Underwriter and distributed or offered to the public exceeds the amount of any damages that Underwriter was otherwise required to pay with respect to the untrue or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. The Underwriters' contribution obligations in this Section 9(d) are several, based upon the respective principal amounts of Debentures each of them agreed to purchase, and not joint. Each officer, director, partner, employee, agent and counsel of an Underwriter, and each other person, if any, who controls that Underwriter, will have the same right to contribution as the Underwriter. Each person, if any, who controls the Corporation within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act, each director of the Corporation and each officer of the Corporation who signs the Registration Statement, and each employee or agent of and counsel to the Corporation, will have the same right to contribution as the Corporation.

          10. Default by an Underwriter. (a) If one or more Underwriters defaults in its or their obligation to purchase Debentures, and the total principal amount of Debentures as to which Underwriters default does not exceed 10% of the total principal amount of all the Debentures, then the non-defaulting Underwriters will purchase the Debentures that should have been purchased by the defaulting Underwriters, in proportion to the respective principal amounts of Debentures the respective non-defaulting Underwriters agreed to purchase, or in such other proportion as you may specify, provided that in no event will the maximum principal amount of Debentures that any Underwriter becomes obligated to purchase be increased by more than [one-ninth] by this Section 10(a) without the prior written consent of that Underwriter.

               (b) If the total principal amount of Debentures as to which Underwriters default exceeds 10% of the total principal amount of Debentures, as the case may be, you may in your discretion arrange for parties (which may include you or other Underwriters) to purchase the Debentures to which the default relates. If you do not arrange for the purchase of those Debentures within two business days after the default occurs, the Corporation will be entitled to a further period of one business day within which to procure other parties satisfactory to you to purchase the Debentures on the terms herein. If neither you nor the Corporation arranges for the purchase of the Debentures to which the default relates as provided in this Section 10(b), this Agreement may be terminated by you or by the Corporation without liability on the part of the Corporation or the several Underwriters (except that Sections 7 and 9 will survive the termination), but nothing in this Section 10 will relieve a defaulting Underwriter of any liability it may have to the Corporation or to the non-defaulting Underwriters for any damages occasioned by its default.

               (c) If the Debentures as to which Underwriters default are to be purchased by the non-defaulting Underwriters, or by another party, you or the Corporation will have the right to postpone the Closing Date for up to seven days in order to effect any necessary changes in the Registration statement or the Prospectus or in any other documents with respect to the Debentures. The Corporation agrees to prepare and file promptly any amendment or supplement to the Registration Statement or the Prospectus which in the reasonable opinion of counsel for the Underwriters or counsel for the Corporation are necessary as a result of the change in Underwriters. The term "Underwriter" as used in this Agreement will include any person substituted under this Section 10 as if that person had originally been a party to this Agreement and had been allocated the principal amount of Debentures actually purchased by it as a result of its original commitment to purchase Debentures under this Section 10.

          11. Representations and Agreements to Survive Delivery. All representations, warranties, covenants, and agreements of the Corporation in this Agreement will be deemed to be representations, warranties, covenants, and agreements at the Closing Date and those representations, warranties, covenants, and agreements, including the indemnity and contribution agreements in Section 9, will remain operative and in effect regardless of any investigation made by or on behalf of any Underwriter, the Corporation or any other person who is entitled to be indemnified under Section 9, and will survive termination of this Agreement and the delivery of the Debentures to the several Underwriters. In addition, the provisions of Sections 7, 9 and 16 will survive termination of this Agreement, whether that termination occurs before or after the Closing Date or Additional Closing Date.

          12. Effective Date and Termination of This Agreement. (a) This Agreement will become effective at 9:30 A.M., New York City time, on the first full business day after the later of the day on which the Registration Statement becomes effective or the day on which the purchase price (including the interest rate and conversion price) per Debenture is determined for the purposes of
Section 3, or at such earlier time as you authorize the offering of the Debentures by the Underwriters, except that Sections 7, 9 and 16 are effective upon execution of Agreement. You or the Corporation may prevent this Agreement from becoming effective without liability to any other party, except as noted below in this Section 12, by giving the notice described in Section 12(d) before the time this Agreement becomes effective.

               (b) If the purchase price (including the conversion price) of the Debentures is not determined for the purposes of Section 3 prior to 4:30 P.M., New York City time, on the fifth full business day after the effective date of the Registration Statement, either you or the Corporation may terminate this Agreement at any time after that by giving notice to the other before the purchase price (including the interest rate and conversion price) of the Debentures is determined. If the purchase price of the Debentures is not determined for the purposes of Section 3 prior to 4:30 P.M., New York City time, on the tenth full business day after the effective date of the Registration Statement, this Agreement will automatically terminate at that time.














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







               (c) In addition to having the right under some circumstances to terminate this Agreement pursuant to Section 8, 10 or 12(b), you may terminate this Agreement at any time prior to the Closing Date or the Additional Closing Date, as the case may be, if (i) any domestic or international occurrence has materially disrupted, or in your reasonable opinion will in the immediate future materially disrupt, the securities markets; (ii) there has been a general suspension of trading in securities on the New York Stock Exchange, the American Stock Exchange, the NASDAQ or the over-the-counter market, or minimum prices will have been established on either of those exchanges, on that system, or in that market; (iii) there has been an outbreak or escalation of hostilities involving the United States or other national or international calamity; (iv) a banking moratorium has been declared by a state or Federal authority; (v) a moratorium in foreign exchange trading by major international banks or persons has been declared; or (vi) there has been a change in the market for the Corporation's securities or securities in general or in political, financial, or economic conditions that in your judgment makes it impractical or inadvisable to proceed with the offering, sale and delivery of the Debentures on the terms contemplated by the Prospectus.

               (d) If you elect to prevent this Agreement from becoming effective as provided in Section 12(a), or to terminate this Agreement under
Section 8, 10 or 12(b) or (c), you will notify the Corporation of that election promptly by telephone or facsimile transmission, confirmed by letter. If the Corporation elects to prevent this Agreement from becoming effective as provided in Section 12(a) or to terminate this Agreement under Section 10 or 12(b), the Corporation will notify you of that election promptly by telephone or facsimile transmission, confirmed by letter.

               (e) If this Agreement does not become effective because of an election under Section 12(a), or if this Agreement is terminated under Section 8, 10 or 12(b) or (c), the Corporation will have no liability to the Underwriters other than its obligations under Sections 7 and 9. If for any other reason the Corporation fails to deliver the Debentures or to perform any other of its obligations under this Agreement, the Corporation will reimburse the Underwriters, through you, for all out-of-pocket expenses (including the fees and disbursements of their counsel) incurred by them in connection with the proposed offer, sale, and delivery of the Debentures, but the Corporation will not have any liability to the Underwriters other than under Sections 7 and 9 and this Section 12.

          [13. Notices. All notices and other communications under this Agreement must, unless otherwise specifically provided, be in writing and if (a) addressed to any Underwriter, be mailed, delivered or sent by facsimile transmission and confirmed by letter, to the Underwriter, c/o Rodman & Renshaw, Inc., 120 South Lasalle Street, Chicago, Illinois 60603, Attention: [Scott H. Lang, Managing Director (Facsimile No. (312) 732-0272),] with a copy to Rogers & Wells, 200 Park Avenue, New York, New York 10166, Attention: David W. Bernstein, Esq. or (b) addressed to the Corporation, be mailed, delivered or sent by facsimile transmission and confirmed by letter, to the Corporation, 315 East 62nd Street, 6th Floor, New York, New York 10021, Attention: John A. Selzer, President (Facsimile No. (212) 593-4586), with a copy to Baer Marks & Upham, 805 Third Avenue, New York, New York 10022, Attention: Joel M. Handel, Esq.]

          14. Parties. You represent you are authorized to act on behalf of the Underwriters. Any party to this Agreement is entitled to act and rely on any request, notice, consent, waiver or agreement given by you on behalf of any Underwriter. This Agreement will inure solely to the benefit of, and will be binding upon, the several Underwriters, the Corporation and the persons entitled to indemnification or contribution under Section 9, and their respective successors, legal representatives, and assigns. No other person will have to have any right under or by virtue of this Agreement. A purchaser of Debentures from an Underwriter will not be a successor or assign solely because of that purchase. All the obligations of the Underwriters under this Agreement are several and not joint.

          15. Governing Law. This Agreement will be governed by and construed in accordance with the laws of the State of Illinois, without giving effect to rules governing conflicts of laws.

          16. Jurisdiction. The parties to this Agreement consent to the jurisdiction of the courts of the State of Illinois located in Cook County, and of any federal court located in that county, in any action or proceeding arising out of or relating to this Agreement or the transactions that are the subject of this Agreement, and the parties agree not to seek to have any action in any such court moved to another court, whether because of inconvenience of the forum or for any other reason (but nothing will prevent a party from removing an action or proceeding from a state court located in Cook County to a federal court located in that county). Each party agrees that process in any such action or proceeding may be served in the manner provided in Section 13 for the giving of notices or other communications under this Agreement, or in any other manner permitted by the rules of the court in which the action or proceeding is brought.

          17. Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

          If the foregoing correctly sets forth the understanding between you and the Corporation, please indicate that in the space provided below for that purpose, at which time this document will constitute a binding agreement between each of the Underwriters and the Corporation.


                              Very truly yours,

                              FAMILY BARGAIN CORPORATION


                              By
                                ------------------------------------------------
                                 Name:
                                 Title:


Accepted as of the date shown on the first page.

RODMAN & RENSHAW, INC.


By
   ---------------------------
   Name:
   Title:


On behalf of each of the Underwriters

                                   Schedule I




                                  Underwriters
                                  ------------

                                                      Principal Amount of
[Name                                                                 Debentures
 ----                                                                 ----------

Rodman & Renshaw, Inc.  . . . . . . . . . . . . . . . . . . . . . . .  2,040,000
Janney Montgomery Scott, Inc. . . . . . . . . . . . . . . . . . . . . . . 60,000
Legg Mason Wood Walker, Inc.  . . . . . . . . . . . . . . . . . . . . . . 60,000
McDonald & Co. Securities, Inc. . . . . . . . . . . . . . . . . . . . . . 60,000
Morgan Keegan & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . 60,000
Needham & Company, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . 60,000
Piper Jaffray, Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . 60,000
Principal Financial Securities, Inc.  . . . . . . . . . . . . . . . . . . 60,000
Rauscher Pierce Refsnes, Inc. . . . . . . . . . . . . . . . . . . . . . . 60,000
The Robinson Humphrey Co., Inc. . . . . . . . . . . . . . . . . . . . . . 60,000
Stifel Nicolaus & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . 60,000
Sutro & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 60,000
Tucker Anthony, Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . 60,000
Brean Murray, Foster Securities, Inc. . . . . . . . . . . . . . . . . . . 40,000
Crowell, Weeden & Co. . . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Fahnestock & Co. Inc. . . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
First Albany Corporation  . . . . . . . . . . . . . . . . . . . . . . . . 40,000
First Hanover Securities Inc. . . . . . . . . . . . . . . . . . . . . . . 40,000
Gruntal & Co., Incorporated . . . . . . . . . . . . . . . . . . . . . . . 40,000
Hamilton Securities . . . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Mabon Securities Corporation  . . . . . . . . . . . . . . . . . . . . . . 40,000
H.J. Meyers & Co., Inc. . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
The Seidler Cos., Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . 40,000
Wedbush Morgan Securities . . . . . . . . . . . . . . . . . . . . . . .  40,000]

                                   Schedule II

           Persons Having Rights to Require Registration of Securities
           -----------------------------------------------------------